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                                                                     EXHIBIT 2.2


                            Jeri-Jo Knitwear, Inc.
                   (formerly known as JJ Acquisition Corp.)
                         McNaughton Apparel Group Inc.
                  (formerly known as Norton McNaughton, Inc.)
                              463 Seventh Avenue
                           New York, New York 10018

                                         June 17, 1999



Susan Schneider
Leslie Schneider
Scott Schneider
c/o Currants
1407 Broadway
Suite 2909
New York, New York 10018

          Re:  Amendment to Agreement of Purchase and Sale dated
               as of April 15, 1998, as amended, (the "Agreement") by and among JJ Acquisition Corp., Norton McNaughton, Inc., Jeri-Jo Knitwear Inc., Jamie Scott, Inc. and
               the Stockholders of Jamie Scott, Inc.
               -------------------------------------------------------

Ladies and Gentlemen:

          Reference is made to the Agreement; capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Agreement. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby amend the Agreement as set forth herein.

          1. The parties to the Agreement have agreed to amend the Certificate attached as Exhibit B (the "Exhibit B Certificate") to the Earn Out Letter of Credit delivered to the Stockholder Representative at the Closing (the "Closing Earn Out Letter of Credit") and accordingly, the parties to the Agreement agree that the Exhibit B Certificate to the Earn Out Letter of Credit shall be as set forth on Exhibit I to this amendment (the "Replacement Exhibit B Certificate"). The Stockholders understand and agree that, in order to effectuate the foregoing, an amendment to the Earn Out Letter of Credit (replacing the Exhibit
B Certificate with the Replacement Exhibit B Certificate, but otherwise leaving the Closing Earn Out Letter of Credit unchanged) (the "Earn Out Letter of Credit Amendment") is to be issued to the Stockholder Representative by NationsBank, N.A. The Stockholders agree, simultaneously with the issuance and delivery to the Stockholder Representative of the Earn Out Letter of Credit Amendment, to deliver the Closing Earn Out Letter of Credit to the Purchaser, Norton or NationsBank, N.A. in order to attach such amendment thereto. Following the completion of the foregoing, the Closing Earn Out Letter of Credit, as amended by the Earn Out Letter of Credit Amendment, shall, for all
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purposes of the Agreement, be deemed to be the "Earn Out Letter of Credit" under the Agreement.

          2. The second sentence of Section 5.01 of the Agreement is hereby amended to add to the beginning thereof the following phrase:

              "Except as disclosed in writing to the Stockholders and the Companies, and"

          3.  The definition of "Earn Out Payment Date" set forth in Section
14.01 of the Agreement is hereby amended to read in its entirety as follows:

                          "Earn Out Payment Date" shall mean the date which is
              60 days after the 2000 Month End Date or if an Acceleration Event occurs, 60 days after the Acceleration Date, unless there is a default in the timely delivery of (i) the applicable EBITDA Notice and EBITDA Statement under Section 2.02(b)(i) and/or (ii) the Accountants' Statement and Audited Statements under Section 2.02(b)(ii), in which case, the Earn Out Payment Date shall be extended to a date which is 15 days after delivery of the last to be delivered of the applicable EBITDA Notice, the EBITDA Statement, the Accountants' Statement and the Audited Statements to Norton and the Companies. In the event that the Earn Out Payment Date is not a Business Day, the Earn Out Payment Date shall be the next succeeding Business Day.

          4. The Stockholders represent and warrant to Norton and the Purchaser that JJK II, Inc. (formerly known as Jeri-Jo Knitwear, Inc.) and JJK III, Inc. (formerly known as Jamie Scott, Inc.), heretofore parties to the Agreement, have been liquidated and are no longer in existence. Accordingly, the Stockholders agree that the execution of this amendment by the Companies is not necessary.

          5. Except as amended hereby, the Agreement is ratified and confirmed in all respects by the parties hereto. Nothing herein shall confer or be deemed to confer any right, remedy, benefit or entitlement on any third-party. This amendment shall be construed pursuant to and in accordance with the laws of the State of New York, without regard to conflict of laws principles, and may be executed in counterparts, including by telecopy, each of which shall be deemed an original, all of which taken together shall constitute one and the same amendment.

                            *          *          *
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                              Very truly yours,

                              MCNAUGHTON APPAREL GROUP INC.
                              JERI-JO KNITWEAR INC.


                              By  /s/ Peter Boneparth
                                ------------------------------
                              Name:  Peter Boneparth

Agreed as of the date
above written:



      /s/ Susan Schneider
  -----------------------------------
         Susan Schneider

      /s/ Leslie Schneider
  -----------------------------------
         Leslie Schneider

      /s/ Scott Schneider
  -----------------------------------
         Scott Schneider